                  Amendment No. 1 to Participation Agreement

                                     Among

                      Oppenheimer Variable Account Funds,

                            OppenheimerFunds, Inc.

                                      And

                        PHL Variable Insurance Company

   This Amendment No. 1 to the Participation Agreement is effective as of February 1, 2008, among Oppenheimer Variable Account Funds (the "Fund"), OppenheimerFunds, Inc. (the "Adviser"), and PHL Variable Insurance Company (the "Company"). Capitalized terms not otherwise defined herein will have the same meaning ascribed to them in the Agreement (defined below).

   The Participation Agreement, dated as of May 1, 2006, by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and PHL Variable Insurance Company (the "Agreement") is hereby amended as follows:

   Schedule 1 and Schedule 2 of the Agreement are hereby deleted in their entirety and replaced with Schedule 1 and Schedule 2 attached hereto.

   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment
No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of February 1, 2008.

Effective Date as of February 1, 2008.

                                      -1-

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Oppenheimer Variable Account Funds

By:
       ----------------------------
Name:
       ----------------------------
Title:
       ----------------------------

OppenheimerFunds, Inc.

By:
       ----------------------------
Name:
       ----------------------------
Title:
       ----------------------------

PHL Variable Insurance Company

By:
       ----------------------------
Name:  Gina Collopy O'Connell
Title: Senior Vice President

                                  SCHEDULE 1

Name of Separate Account and Date Established by Board of Directors

PHL Variable Accumulation Account was established by the Board of Directors of PHL Variable Insurance Company December 7, 1994.

PHL Variable Accumulation Account II was established by the Board of Directors of PHL Variable Insurance Company October 25, 2007.

PHLVIC Variable Universal Life Account was established by the Board of Directors of PHL Variable Insurance Company September 10, 1998.

and all underlying registered contracts in which they invest.*
--------
* Company shall promptly provide a complete list of all such underlying registered contracts upon request by the Fund or the Adviser.

                                  SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

Main Street Small Cap Fund/VA - Service Shares
Global Securities Fund/VA - Service Shares
Capital Appreciation Fund/VA - Service Shares
Balanced Fund/VA - Service Shares
Core Bond Fund/VA - Service Shares
Main Street Fund/VA - Service Shares
Value Fund Fund/VA - Service Shares

                                      -4-